UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 13, 2012

Brain Tree International, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 South 1100 East # 204, Salt Lake City, Utah 84105-2463
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 938-5598

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 8 – Other Events

Item 8.01   Other Events.

On December 13, 2011, the Board of Directors of Brain Tree International, Inc. (OTCBB symbol “BNTE”) unanimously approved a proposal to effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) share for forty (40) shares basis.  FINRA declared the reverse split to be effective on the opening of business on Friday, January 13, 2012.  The new, temporary trading symbol for our shares is “BNTED.”  The “D” will be removed from the symbol 20 business days from the effective date of the split.

As a result of the reverse split, our outstanding shares have been reduced from 35,031,558 shares to approximately 875,788 shares.  No fractional shares will be issued in connection with the reverse split.  Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded down to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.  The par value of our post split common stock will remain $0.001 per share.

The number of stockholders will remain unchanged as a result of the reverse split. The reverse split decreases the number of outstanding common shares, but will not affect any stockholder's proportionate interest in our company, except for minor differences resulting from the rounding of fractional shares.  Currently, there is a limited public trading market for our common stock. We will not become a private company as a result of the reverse split.

Stock certificates held by current stockholders will continue to be valid following the reverse split, subject to being adjusted to reflect the split.  In the future, new share certificates will be issued reflecting the stock split, but this in no way will effect the validity of current share certificates.  As a result of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/40 share of our common stock.  Certificates representing post-split common stock will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent.

Also in another matter the Company was due December 1, 2011 a minimum royalty payment of $10,000 pertaining to an option right to license its technology for the Las Vegas, Nevada area.  The Company has not received the payment and the option to license the Company’s technology has expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brain Tree International, Inc.

Date: January 17, 2012	By: S/ George I. Norman, III
George I. Norman, III
Vice President